Exhibit 99.1

           Washington Trust Announces Earnings; Annual Earnings Up 13%

    WESTERLY, R.I.--(BUSINESS WIRE)--Jan. 22, 2004--Washington Trust Bancorp, Inc. (Nasdaq National Market; symbol: WASH), parent company of The Washington Trust Company, today reported fourth quarter of 2003 net income of $4.9 million, or 36 cents per diluted share, up 9 percent from net income of $4.5 million, or 34 cents per diluted share, for the fourth quarter of 2002. The returns on average assets and average equity for the three months ended December 31, 2003 were 1.01% and 14.19%, respectively, compared to 1.05% and 14.04%, respectively, for the three months ended December 31, 2002.
    For the year ended December 31, 2003, net income amounted to $18.9 million, up 13 percent from the $16.8 million in 2002. The Corporation earned $1.41 per diluted share for 2003, up 8 percent from the $1.30 in 2002. The returns on average assets and average equity for 2003 were 1.03% and 14.15%, respectively. Comparable amounts for 2002 were 1.07% and 14.25%. Excluding the previously reported second quarter 2003 debt prepayment penalties of $649 thousand after tax (5 cents per diluted share) and the 2002 acquisition related charges of $417 thousand after tax (3 cents per diluted share), earnings for 2003 were $19.6 million, or $1.46 per diluted share, as compared to $17.2 million, or $1.33 per diluted share, for 2002.
    "Washington Trust performed admirably in 2003, in light of an unstable economy and historically low interest rates," stated John C. Warren, Chairman and Chief Executive Officer. "We achieved a record level of loans in 2003, led by strong mortgage refinancing and heavy home equity loan volume. We had a solid increase in deposits and experienced good growth in our commercial loan and trust and investment areas. We're excited about the challenges ahead of us in 2004."
    Net interest income for the quarter ended December 31, 2003 amounted to $12.9 million, up 13 percent from $11.3 million for the same quarter a year ago. The net interest margin in the latest quarter was 2.87%, up 12 basis points from the third quarter of 2003. The improvement over the third quarter was primarily a result of a slowdown in prepayment experience on mortgage-backed securities and a related reduction in the amortization of premium on those instruments. The Corporation's net interest margin for the three months ended December 31, 2002 was 2.90%.
    Net interest income for 2003 increased 10 percent from 2002 and amounted to $48.8 million. The increase in net interest income was due to earning asset growth including assets acquired through the April 2002 acquisition of First Financial Corp. The net interest margin for 2003 was 2.89%, down 21 basis points from 3.10% for 2002. This decrease in the net interest margin reflects a decline in yields on loans and securities offset somewhat by lower funding costs of interest-bearing deposits and Federal Home Loan Bank ("FHLB") advances.
    Noninterest income (excluding net realized gains on securities) amounted to $5.9 million for the quarter ended December 31, 2003, down from $6.2 million for the same quarter a year ago. Noninterest income totaled $26.1 million for 2003, up 16 percent from $22.6 million for 2002. The year to date growth in noninterest income was primarily attributable to increases in gains on loan sales and service charges on deposits. For the year ended December 31, 2003, gains on loan sales totaled $4.7 million, up 63 percent from 2002. As a result of the decline in interest rates during most of 2003, the Corporation experienced strong residential mortgage activity, predominately refinancing, which increased the amount of loans sold into the secondary market. In recent months, the Corporation has experienced a decline in the level of residential mortgage origination activity and gains on loan sales declined to $628 thousand in the fourth quarter of 2003 compared to $1.4 million in the fourth quarter of 2002 and $1.4 million in the third quarter of 2003. Service charges on deposits amounted to $4.9 million for 2003, up 30 percent from $3.8 million for 2002. Revenue from trust and investment management income, the largest component of noninterest income, totaled $10.8 million for the year ended December 31, 2003, up 6 percent from 2002. Trust and investment assets under administration benefited from an improvement in the equity markets in the fourth quarter of 2003. These assets amounted to $1.742 billion at December 31, 2003, compared to $1.524 billion at December 31, 2002.
    For the fourth quarter of 2003, noninterest expenses totaled $11.6 million, up 5 percent from the amount of noninterest expenses reported for the fourth quarter of 2002. For the year 2003, noninterest expenses amounted to $46.7 million, up 10 percent from 2002 (excluding the 2003 debt prepayment penalties and the 2002 acquisition related charges). The increase in noninterest expenses was primarily due to normal growth, costs associated with the new Warwick, Rhode Island branch opened in the second quarter of 2003 and the full year effect of higher operating costs resulting from the April 2002 acquisition of First Financial Corp.
    Total assets amounted to $1.974 billion at December 31, 2003, up by $228 million, or 13 percent, from the December 31, 2002 balance of $1.746 billion.
    During 2003, total loans increased $165.9 million, with the largest increase in residential real estate loans. The Corporation purchased a total of $132.0 million of fixed and adjustable rate residential mortgages from other financial institutions in 2003, including $27.5 million of adjustable rate mortgages in the fourth quarter of 2003. The purchases of loans were funded with FHLB advances and brokered certificates of deposit. Consumer loans increased $30.6 million, or 23 percent, from the balance at December 31, 2002, primarily due to growth in home equity lines. Commercial loans increased $26.3 million, or 7 percent, to $408.5 million at December 31, 2003.
    Total securities were $839.4 million at December 31, 2003, up $43.6 million from the balance at December 31, 2002. The increase in securities was mainly due to purchases of mortgage-backed securities, U.S. government agency securities and corporate bonds.
    Total deposits at December 31, 2003 amounted to $1.206 billion, up $95.6 million, or 9 percent, from the December 31, 2002 balance of $1.110 billion. Demand deposits increased $36.6 million, or 23 percent, in 2003 and totaled $194.1 million at December 31, 2003. The increase in demand deposits included a temporary placement of approximately $18.6 million in funds on deposit at December 31, 2003 that were withdrawn in January 2004. Savings deposits rose $22.5 million in 2003 and amounted to $493.9 million at December 31, 2003. Time deposits totaled $518.1 million at December 31, 2003, up $36.5 million from the 2002 balance, primarily due to increases in brokered certificates of deposit. Total brokered certificates of deposit amounted to $118.2 million at December 31, 2003, compared to $56.5 million at December 31, 2002. In 2003, FHLB advances increased $127.0 million to $607.1 million at December 31, 2003.
    Asset quality, as measured by the level of nonperforming assets, continued to improve in 2003 compared to already favorable historical levels. Nonaccrual loans as a percentage of total loans at December 31, 2003 were .29%, down from .53% at December 31, 2002. Similarly, nonperforming assets (nonaccrual loans and property acquired through foreclosure) as a percent of total assets at December 31, 2003 amounted to .14% as compared to .24% at December 31, 2002. The Corporation incurred favorable loan loss experience in 2003 as indicated by a $33 thousand excess of actual charge-offs over loan loss recoveries. In 2002, charge-offs, net of recoveries, amounted to $335 thousand.
    Total shareholders' equity amounted to $138.1 million at December 31, 2003, up from $128.7 million at December 31, 2002. Book value per share as of December 31, 2003 and December 31, 2002 amounted to $10.46 and $9.87, respectively.
    Washington Trust Bancorp, Inc. Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Treasurer, and Chief Financial Officer will host a conference call on Friday, January 23, at 8:30 a.m. (Eastern Standard
Time) to discuss the Corporation's fourth quarter and year-end results. Access to the call is available in a listen-only mode on Washington Trust's web site, http://investorrelations.washtrust.com. A replay of the call will be posted in this same section of the web site shortly after the conclusion of the call.
    Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers a full range of financial services, including trust and investment management, through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on The Nasdaq Stock Market(R) under the symbol WASH. Investor information is available on the Corporation's web site: www.washtrust.com.

    Note: This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Corporation's management uses these non-GAAP measures in its analysis of the Corporation's performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of acquisitions and costs related to the integration of merged entities. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature. Because these items and their impact on the Corporation's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Corporation's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other Corporations. A quantitative reconciliation of the differences between the non-GAAP financial information discussed herein and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the Financial Summary statements attached to this press release.

    This report contains certain statements that may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation's actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation's competition, changes in legislation or regulation and accounting principles, policies and guidelines and changes in the assumptions used in making such forward-looking statements.


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                             THREE MONTHS ENDED
(Dollars and shares in thousands,       DEC. 31,   DEC. 31,   SEP. 30,
 except per share amounts)                2003       2002       2003

OPERATING RESULTS
Net interest income                     $12,861    $11,339    $11,727
Provision for loan losses                   100        100        100
Net realized gains on securities              -         58          -
Other noninterest income                  5,900      6,158      7,447
Noninterest expenses                     11,616     11,023     12,190
Income tax expense                        2,186      1,954      2,144
Net income                                4,859      4,478      4,740

PER SHARE
Basic earnings                            $0.37      $0.34      $0.36
Diluted earnings                          $0.36      $0.34      $0.35
Dividends declared                        $0.16      $0.14      $0.16

SHARES OUTSTANDING
Weighted Average:   Basic              13,172.3   13,038.0   13,133.8
                    Diluted            13,538.9   13,225.8   13,486.8

AVERAGE BALANCE SHEET
Federal funds sold and other short-
 term investments                       $10,804    $15,336    $18,451
Taxable debt securities                 789,173    733,668    787,056
Nontaxable debt securities               14,783     18,812     15,964
Corporate stocks and Federal Home
 Loan Bank stock                         53,743     44,315     51,859

Loans:              Commercial          405,710    380,085    393,224
                    Residential         380,913    264,888    315,193
                    Consumer            155,382    130,625    146,834

                    Total loans         942,005    775,598    855,251

Earning assets                        1,810,508  1,587,729  1,728,581
Total assets                          1,933,259  1,709,378  1,850,939

Deposits:   Demand                      180,858    162,490    193,908
            Savings                     490,866    465,080    491,690
            Time                        501,852    485,542    477,485

            Total deposits            1,173,576  1,113,112  1,163,083

Federal Home Loan Bank advances         606,806    449,317    537,486
Shareholders' equity                    136,964    127,607    132,559

KEY RATIOS
Return on average assets                   1.01%      1.05%      1.02%
Return on average equity                  14.19%     14.04%     14.30%
Interest rate spread (taxable
 equivalent basis)                         2.61%      2.54%      2.45%
Net interest margin (taxable
 equivalent basis)                         2.87%      2.90%      2.75%

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period          $15,813    $15,660    $15,742
Allowance on acquired loans                   -          -          -
Provision charged to earnings               100        100        100
Net (charge-offs) recoveries                  1       (273)       (29)

Balance at end of period                $15,914    $15,487    $15,813


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                                  TWELVE MONTHS ENDED
(Dollars and shares in thousands,                DEC. 31,     DEC. 31,
 except per share amounts)                         2003         2002

OPERATING RESULTS
Net interest income                              $48,799      $44,282
Provision for loan losses                            460          400
Net realized gains on securities                     630          678
Other noninterest income                          26,105       22,580
Noninterest expenses                              47,632       42,990
Income tax expense                                 8,519        7,393
Net income                                        18,923       16,757

PER SHARE
Basic earnings                                     $1.44        $1.32
Diluted earnings                                   $1.41        $1.30
Dividends declared                                 $0.62        $0.56

SHARES OUTSTANDING
Weighted Average:   Basic                       13,114.1     12,737.3
                    Diluted                     13,393.6     12,932.4

AVERAGE BALANCE SHEET
Federal funds sold and other short-term
 investments                                     $14,911      $14,477
Taxable debt securities                          781,425      674,095
Nontaxable debt securities                        16,079       19,544
Corporate stocks and Federal Home Loan Bank
 stock                                            51,372       43,491

Loans:              Commercial                   396,148      341,434
                    Residential                  321,442      246,915
                    Consumer                     143,370      121,110

                    Total loans                  860,960      709,459

Earning assets                                 1,724,747    1,461,066
Total assets                                   1,845,939    1,568,663

Deposits:           Demand                       174,338      149,382
                    Savings                      478,794      399,548
                    Time                         485,126      454,239

                    Total deposits             1,138,258    1,003,169

Federal Home Loan Bank advances                  556,689      431,000
Shareholders' equity                             133,725      117,591

KEY RATIOS
Return on average assets                            1.03%        1.07%
Return on average equity                           14.15%       14.25%
Interest rate spread (taxable equivalent
 basis)                                             2.60%        2.71%
Net interest margin (taxable equivalent
 basis)                                             2.89%        3.10%

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period                   $15,487      $13,593
Allowance on acquired loans                            -        1,829
Provision charged to earnings                        460          400
Net (charge-offs) recoveries                         (33)        (335)

Balance at end of period                         $15,914      $15,487


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                                 TWELVE MONTHS ENDED
(Dollars and shares in thousands,               DEC. 31,     DEC. 31,
 except per share amounts)                        2003         2002

  EARNINGS AND RATIOS EXCLUDING SPECIAL ITEMS


(Non GAAP Financial Information):
Noninterest expenses (1)                         $46,691      $42,385
Return on average assets (2)                        1.06%        1.09%
Return on average equity (2)                       14.64%       14.60%

  Reconciliation Table - Non GAAP Financial Information

Net income, including special items              $18,923      $16,757
Add back special items, net of tax:
  Debt prepayment penalties                          649            -
  Acquisition costs                                    -          417
Net income, excluding special items              $19,572      $17,174

Basic earnings per share                           $1.44        $1.32
Effects of special items, net of tax                0.05         0.03
Basic earnings per share, excluding special
 items                                             $1.49        $1.35

Diluted earnings per share                         $1.41        $1.30
Effects of special items, net of tax                0.05         0.03
Diluted earnings per share, excluding
 special items                                     $1.46        $1.33

Return on average assets                            1.03%        1.07%
Effects of special items, net of tax                0.03%        0.02%
Return on average assets, excluding special
 items                                              1.06%        1.09%
Return on average equity                           14.15%       14.25%
Effects of special items, net of tax                0.49%        0.35%
Return on average equity, excluding special
 items                                             14.64%       14.60%

(1) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $941 thousand (pretax) and second quarter 2002 First Financial Corp. acquisition costs of $605 thousand
    (pretax).

(2) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $649 thousand after income taxes and second quarter 2002 First Financial Corp. acquisition costs of $417 thousand after income taxes.


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

(Dollars and shares in thousands,                DEC. 31,    DEC. 31,
 except per share amounts)                         2003        2002

PERIOD END BALANCE SHEET
Assets                                         $1,973,807  $1,745,661
Total securities                                  839,421     795,833

Loans:              Commercial                    408,477     382,169
                    Residential                   389,855     280,886
                    Consumer                      162,649     132,071

                    Total loans                   960,981     795,126

Deposits:           Demand                        194,144     157,539
                    Savings                       493,878     471,354
                    Time                          518,119     481,600

                    Total deposits              1,206,141   1,110,493

Federal Home Loan Bank advances                   607,104     480,080
Shareholders' equity                              138,055     128,721

CAPITAL RATIOS
Tier 1 risk-based capital                            9.95%      10.13%
Total risk-based capital                            11.53%      11.55%
Tier 1 leverage ratio                                5.65%       5.63%

SHARE INFORMATION
Shares outstanding at end of period              13,194.6    13,042.4
Book value per share                               $10.46       $9.87
Tangible book value per share                       $8.60       $7.93
Market value per share                             $26.20      $19.53

CREDIT QUALITY
Nonaccrual loans                                   $2,743      $4,177
Other real estate owned, net                           11          86
Nonperforming assets to total assets                 0.14%       0.24%
Nonaccrual loans to total loans                      0.29%       0.53%
Allowance for loan losses to nonaccrual loans      580.17%     370.78%
Allowance for loan losses to total loans             1.66%       1.95%

ASSETS UNDER MANAGEMENT
Market value                                   $1,741,948  $1,524,126


             Washington Trust Bancorp, Inc. and Subsidiary
                      CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)
                                             (Unaudited)
                                             December 31, December 31,
                                                  2003         2002

Assets:

Cash and due from banks                          $40,710     $39,298
Federal funds sold and other short-term
 investments                                      20,400      11,750
Mortgage loans held for sale                       2,486       4,566
Securities:
 Available for sale, at fair value;
  amortized cost $663,529 in 2003 and
  $539,109 in 2002                               673,845     553,556
 Held to maturity, at cost; fair value
  $169,401 in 2003 and $250,446 in 2002          165,576     242,277

 Total securities                                839,421     795,833

Federal Home Loan Bank stock, at cost             31,464      24,582

Loans                                            960,981     795,126
Less allowance for loan losses                    15,914      15,487

 Net loans                                       945,067     779,639

Premises and equipment, net                       24,941      24,415
Accrued interest receivable                        7,911       7,773
Goodwill and other intangibles                    24,544      25,260
Other assets                                      36,863      32,545

 Total assets                                 $1,973,807  $1,745,661

Liabilities:

Deposits:
 Demand                                         $194,144    $157,539
 Savings                                         493,878     471,354
 Time                                            518,119     481,600

 Total deposits                                1,206,141   1,110,493

Dividends payable                                  2,113       1,825
Federal Home Loan Bank advances                  607,104     480,080
Other borrowings                                   2,311       9,183
Accrued expenses and other liabilities            18,083      15,359

 Total liabilities                             1,835,752   1,616,940

Shareholders' Equity:

Common stock of $.0625 par value;
 authorized 30 million shares; issued
 13,204,024 shares in 2003 and 13,086,795
 shares in 2002                                      825         818
Paid-in capital                                   29,868      28,767
Retained earnings                                101,492      90,717
Unamortized employee restricted stock                (22)        (24)
Accumulated other comprehensive income             6,101       9,294
Treasury stock, at cost; 9,463 shares in
 2003 and 44,361 in 2002                            (209)       (851)

 Total shareholders' equity                      138,055     128,721

 Total liabilities and shareholders'
  equity                                      $1,973,807  $1,745,661


             Washington Trust Bancorp, Inc. and Subsidiary
                   CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in
 thousands, except per share
 amounts)
                                   (Unaudited)         (Unaudited)
                                   Three Months       Twelve Months
Periods ended December 31,        2003      2002      2003      2002

Interest income:
 Interest and fees on loans    $13,536   $12,814   $51,603   $49,576
 Interest on securities          7,950     8,734    32,430    35,571
 Dividends on corporate stock
  and Federal Home Loan Bank
  stock                            535       493     2,081     1,973
 Interest on federal funds
  sold and other short-term
  investments                       20        48       131       219

 Total interest income          22,041    22,089    86,245    87,339

Interest expense:
 Savings deposits                  667     1,672     3,221     5,598
 Time deposits                   3,860     4,152    15,333    16,776
 Federal Home Loan Bank
  advances                       4,635     4,904    18,819    20,596
 Other                              18        22        73        87

 Total interest expense          9,180    10,750    37,446    43,057

Net interest income             12,861    11,339    48,799    44,282
Provision for loan losses          100       100       460       400

Net interest income after
 provision for loan losses      12,761    11,239    48,339    43,882

Noninterest income:
 Trust and investment
  management                     2,800     2,471    10,769    10,171
 Service charges on deposit
  accounts                       1,230       999     4,920     3,787
 Net gains on loan sales           628     1,362     4,690     2,884
 Merchant processing fees          679       559     3,410     3,002
 Income from bank-owned life
  insurance                        316       291     1,161     1,155
 Net realized gains on
  securities                         -        58       630       678
 Other income                      247       476     1,155     1,581

 Total noninterest income        5,900     6,216    26,735    23,258

Noninterest expense:
 Salaries and employee
  benefits                       6,818     6,163    26,945    23,793
 Net occupancy                     810       724     2,979     2,694
 Equipment                         876       863     3,380     3,333
 Merchant processing costs         532       455     2,716     2,391
 Legal, audit and professional
  fees                             252       684     1,242     1,893
 Advertising and promotion         367       233     1,440     1,180
 Outsourced services               309       305     1,333     1,077
 Debt prepayment penalties           -         -       941         -
 Amortization of intangibles       180       210       719       651
 Acquisition related expenses        -         -         -       605
 Other                           1,472     1,386     5,937     5,373

 Total noninterest expense      11,616    11,023    47,632    42,990

Income before income taxes       7,045     6,432    27,442    24,150
Income tax expense               2,186     1,954     8,519     7,393

 Net income                     $4,859    $4,478   $18,923   $16,757

Weighted average shares
 outstanding - basic          13,172.3  13,038.0  13,114.1  12,737.3
Weighted average shares
 outstanding - diluted        13,538.9  13,225.8  13,393.6  12,932.4
Per share information:
 Basic earnings per share         $.37      $.34     $1.44     $1.32
 Diluted earnings per share       $.36      $.34     $1.41     $1.30
 Cash dividends declared per
  share                           $.16      $.14      $.62      $.56



    CONTACT: Washington Trust Bancorp, Inc.
             Elizabeth B. Eckel, 401-348-1309
             ebeckel@washtrust.com